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                                                                    Exhibit 10.4
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                             COMFORCE CORPORATION

                                  as Issuer,

                                      and

                             THE BANK OF NEW YORK,

                                  as Trustee



                         SECOND SUPPLEMENTAL INDENTURE

                         Dated as of December 4, 2000

             15% Senior Secured PIK Debentures Due 2009, Series A

             15% Senior Secured PIK Debentures Due 2009, Series B



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     SECOND SUPPLEMENTAL INDENTURE, dated as of December 4, 2000 (the
"Supplemental Indenture"), between COMFORCE Corporation, a Delaware corporation (together with its successors as provided for in the Indenture referred to below, the "Company"), and The Bank of New York, as Trustee (the "Trustee"), under an Indenture dated as of November 26, 1997, as previously amended by the First Supplemental Indenture dated as of November 29, 2000 (as amended thereby, the "Indenture"), with respect to the 15% Senior Secured PIK Debentures due 2009 of the Company.

     Section 9.1(a)(1) of the Indenture provides that, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, provided that such amendment or supplement does not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect the rights of any Securityholder in any material respect. The Company and the Trustee are executing this Supplemental Indenture to amend the definition of "Eligible Accounts Receivable" in Section 1.1 to cure an ambiguity and inconsistency contained therein.

                                   ARTICLE I

                                  AMENDMENTS

Section 1.01.  Amendment of Section 1.1 of the Indenture.

     The definition of "Eligible Account Receivable" is amended and restated as follows:

     "Eligible Account Receivable" means any account receivable, net of any prepayments, progress payments, deposits and retentions, owing to the Company or any Restricted Subsidiary or to a special purpose entity upon assignment thereto by the Company or any Restricted Subsidiary in connection with a Securitization, provided that the account meets the following specifications:

     (a) The account is not more than one hundred and twenty (120) days from the date of the invoice therefor;

     (b) The account is not subject to any prior assignment, claim, lien, or security interest other than in favor of the Company or any Restricted Subsidiary or in connection with a Securitization or the New Credit Facility, and the Company or any Restricted Subsidiary will not make any further assignment of the account or create any further security interest in the account other than in favor of the Company or any Restricted Subsidiary or in connection with a Securitization or the New Credit Facility, nor permit its rights in the account to be reached by attachment, levy, garnishment or other judicial process;

     (c) The account arose in the ordinary course of the business of, or was acquired by, the Company or any Restricted Subsidiary;

     (d) The account does not arise with respect to an account debtor from whom fifty percent (50%) or more of the accounts are more than one hundred and twenty days (120) from the date of the invoice therefore; and


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     (e)  No notice of bankruptcy, insolvency or material adverse change of the account debtor has been received by or is known to the Company.

                                  ARTICLE II

                                 MISCELLANEOUS

     Section 2.01.  Definitions.  All terms used in this Supplemental Indenture
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have the meanings specified in the Indenture unless otherwise defined herein or unless the context otherwise specifies or requires.

     Section 2.02.  Successors and Assigns.  All the covenants and agreements by
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the Company contained in this Supplemental Indenture shall bind its successors and assigns. All agreements of the Trustee contained in this Supplemental Indenture binds its successors.

     Section 2.03.  Execution in Counterparts.  This Supplemental Indenture may
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be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument.

     Section 2.04   Governing Law.  This Supplemental Indenture shall be
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governed by, and construed in accordance with, the laws of the State of New
York, but without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.



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     IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.


                                   COMFORCE CORPORATION


                                   By:_____________________

                                   Name:

                                   Title:



                                   THE BANK OF NEW YORK,
                                   as Trustee


                                   By:______________________

                                   Name:

                                   Title:



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